EXHIBIT 10.1

Digital Domain Media Group, Inc.
10250 SW Village Parkway
Port St. Lucie, Florida 34987

August 16, 2012

PBC Digital Holdings II, LLC (the “Purchaser”)

c/o Palm Beach Capital

505 Flagler Drive, Suite 1400

West Palm beach, FL  33401

Attn:  Shaun McGruder

Re:          Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 6, 2012, by and among the Company and the investors party thereto (the “Initial Buyers”), as amended from time time

Dear Mr. McGruder:

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

A.           Effective as of the Effective Date (as defined below), the Company hereby agrees that notwithstanding anything contained in any of the Transaction Documents to the contrary:

(i)            An additional “Closing” (the “Additional Closing”) shall occur on August 16, 2012 (the “Additional Closing Date”) on the terms set forth in the remainder of this paragraph A.  The parties hereto agree that the Purchase Agreement shall, solely with respect to the issuances of Additional Securities (as defined below) contemplated hereby, be adjusted, mutatis mutandis, to effect such Additional Closing, including without limitation, each reference to “Closing” or “Closing Date” therein, referring to the Additional Closing or the Additional Closing Date and each reference to “Notes” or “Warrants” being purchased on the Additional Closing Date, referring to the Additional Note (as defined below) and Additional Warrants (as defined below) being purchased hereunder, as applicable, in connection herewith and therewith.  After the Additional Closing, for purpose of the Purchase Agreement and the other Transaction Documents, the Purchaser shall be a “Buyer” under the Purchase Agreement and the other Transaction Documents (including, without limitation, the Security Documents), the definitions of (1) “Schedule of Buyers” shall be amended to include the Additional Schedule of Buyers (as defined below), (2) “Notes” shall be amended to include the Additional Note, (3) “Warrants” shall be amended to include the Additional Warrants, (4) “Conversion Shares” shall be amended to include the Additional Conversion Shares (as defined below) and (5) “Warrant Shares” shall be amended to include the Additional Warrant Shares (as defined below).

(ii)           On the Additional Closing Date, (1) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a senior secured convertible note, in the form attached hereto as Exhibit A (the “Additional Note”) in the original principal amount as is set forth opposite the Purchaser’s name on Schedule 1 (the “Additional Schedule of Buyers”) attached hereto, which shall be convertible into shares of Common Stock (the “Additional Conversion Shares”) in accordance with the terms of the Additional Note, along with warrants to purchase Common Stock in the form attached hereto as Exhibit B (the “Additional Warrants”) to initially acquire up to the aggregate number of shares of Common Stock as is set forth opposite the Purchaser’s name on the Additional Schedule of Buyers (as converted, the “Additional Warrant Shares”, and together with the Additional Conversion Shares, the Additional Note and the Additional Warrants, the “Additional Securities”), (2) the Purchaser shall execute and deliver that certain “Agreement Among Buyers”, in the form attached hereto as Exhibit C (the “Agreement Among Buyers”) and (3) the Company shall have delivered an executed consent letter of the Subordinated Lender consenting to the issuance of the Additional Securities in a form satisfactory to the Purchaser in its sole discretion.  The Company also shall deliver to the Purchaser the deliveries requested by the Purchaser to be delivered by the Company pursuant to Section 7 of the Purchase Agreement (other than those deliverables set forth in subclauses (1) - (3) above, which shall be delivered on the Additional Closing Date) no later than the fifteenth (15) calendar day following the Additional Closing Date.  On the Additional Closing Date the Purchaser shall pay the Company its purchase price (the “Additional Purchase Price”) for such Additional Note and Additional Warrants to be purchased hereunder as is set forth opposite the Purchaser’s name on the Additional Schedule of Buyers and, in connection therewith, the Purchaser further agrees to comply with the second sentence of Section 1(c) of the Purchase Agreement.

B.            The parties hereto acknowledge and agree that (1) the Purchaser shall have all rights of a Buyer as set forth herein and under all the Transaction Documents (including, without limitation, the Security Documents) (other than rights under Section 4(o) of the Securities Purchase Agreement); (2) notwithstanding anything set forth in any Transaction Document, the consent of the Purchaser shall not be required for any amendment or waiver to the Purchase Agreement or any other Transaction Document unless both (x) the unanimous written consent of the parties to such Transaction Documents or holders of such Securities, as applicable, is required by the applicable terms and conditions thereof and (y) such amendment or waiver disproportionately and adversely affects the Purchaser. The Company hereby acknowledges and agrees that (i) none of the rights of the Purchaser contemplated hereunder shall limit any rights of the Initial Buyers in any manner and (ii) the Purchaser shall be entitled to rely on all representations and warranties contained in Section 3 of the Purchase Agreement as if such representations and warranties were made to the Purchaser on the Additional Closing Date, subject to qualification by revised schedules thereto which may be delivered by the Company to the Purchaser prior to or after the Additional Closing Date, but in no event later than the fifteenth (15th) calendar day after the Additional Closing Date, (I) notwithstanding anything herein or in the Transaction Documents (after the Effective Date) to the contrary, but solely for purposes of the Registration Rights Agreement, no shares of Common Stock issuable upon conversion or exercise or otherwise pursuant to the Additional Note or the Additional Warrants, as applicable, shall be Registrable Securities thereunder and (II) as of the Effective Date, “Required Holders” as defined in the Purchase Agreement, shall be amended and restated as follows:

“Required Holders” or “Requisite Holders” means holders of not less than 55% of all Registrable Securities (excluding any Registrable Securities held by the Company or any of its Subsidiaries) issued or issuable hereunder or pursuant to the Notes and/or the Warrants (or the Buyers, with respect to any waiver or amendment of Section 4(o)); provided, that such holders (except to the extent any such holder (together with its affiliates) does not beneficially own any Notes or beneficially owns Notes with a then outstanding aggregate principal amount of less than $1 million) must include (x) the Collateral Agent (if a holder of Notes) and any affiliates of the Collateral Agent holding any Notes and (y) the Buyer (other than the Collateral Agent and its affiliates) that immediately following the initial Closing would beneficially own the largest outstanding aggregate original principal amount of Notes.

D.            Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits to the Buyers thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, (A) all references in the Purchase Agreement to “this letter agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this letter agreement, (B) all references in the Transaction Documents to “the Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this letter agreement, and (C) all references in the Transaction Documents to “the Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this letter agreement, and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy of any Buyer under any of the Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement. The parties hereto agree that this letter agreement (i) amends (and constitutes an amendment to) the Purchase Agreement and all the other Transaction Documents as expressly contemplated by this letter agreement to give full force and effect to the terms and conditions of this letter agreement and (ii) constitutes a Transaction Document.

E.            This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

F.             The Company shall, on or before 8:30 a.m., New York time, on August     , 2012, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act. From and after the filing of such 8-K, the Company confirms that it will have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this letter agreement.

G.            Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement and the consummation of the transactions contemplated hereby.

H.            This letter agreement shall become effective upon the later of (a) such date as the Company shall have obtained a consent in the form attached hereto as Exhibit D from each Initial Buyer and each Initial Buyer shall have executed the Agreement Among Buyers and (b) the Purchaser has executed and delivered the Agreement Among Buyers(the “Effective Date”).

I.             Concurrently herewith, the Company shall reimburse the Purchaser for all reasonable costs and expenses incurred by it in connection with preparing and delivering this letter agreement and the prior unpaid and outstanding legal fees and expenses incurred by the Purchaser to date with respect to the Transaction Documents, those certain call option agreements entered into by the Purchaser at the request of the Company, matters related to securities offerings made by the Company and other matters relating to the Company, which amount shall be withheld by Purchaser from the Additional Purchase Price at the Addiitonal Closing.  Except as otherwise set forth in this letter agreement and the Transaction Documents, each party to this letter agreement shall bear its own expenses in connection with the transactions contemplated hereby.

J.             The language used in this letter agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

K.            The headings of this letter agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this letter agreement.

L.            If any provision of this letter agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this letter agreement so long as this letter agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

M.           No provision of this letter agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

N.            Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the terms of the Purchase Agreement (with the Effective Date deemed to have occurred for such purpose).

O.            This letter agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Purchase Agreement (with the Effective Date deemed to have occurred for such purpose).

P.             All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Q.            The obligations of the Purchaser under this letter agreement and the other Transaction Documents are several and not joint with the obligations of any other Buyer, and neither Purchaser nor any other Buyer shall be responsible in any way for the performance of the obligations of Purchaser under this letter agreement or of Purchaser or any other Buyer under any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by Purchaser pursuant hereto or by Purchaser or any other Buyer pursuant thereto, shall be deemed to constitute the Purchaser or any other Buyers as, and the Company acknowledges that neither Purchaser nor any other Buyers so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchaser or any other Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated herein or by the other Transaction Documents or any matters, and the Company acknowledges that Purchaser and the other Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this letter agreement and the other Transaction Documents. The decision of Purchaser to purchase securities pursuant to this letter agreement and the other Transaction Documents has been made by Purchaser independently of each other Buyer. Purchaser acknowledges that no other Buyer has acted as agent for Purchaser in connection with Purchaser making its investment hereunder and that no other Buyer will be acting as agent of Purchaser in connection with monitoring Purchaser’s investment in the securities or enforcing its rights under this letter agreement or the other Transaction Documents. The Company and Purchaser confirms that Purchaser has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby and by the other Transaction Documents with the advice of its own counsel and advisors. Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this letter agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[signature page follows]

Sincerely,

DIGITAL DOMAIN MEDIA GROUP, INC

		By:	/s/ John C. Textor
Name: John C. Textor
Title: Chief Executive Officer

Agreed to and accepted:

PBC DIGITAL HOLDINGS II, LLC

By: PBC GP III, LLC, its Manager

By:	/s/ Shaun McGruder
Name: Shaun McGruder
Title: Manager

Schedule 1

	Address and Facsimile Number	Original Principal Amount of Additional Note	Number of Additional Warrant Shares underlying Additional Warrants	Additional Purchase Price	Legal Representative’s Address and Facsimile Number
PBC Digital Holdings II, LLC	c/o Palm Beach Capital 505 Flagler Drive Suite 1400 West Palm beach, FL 33401 Attn: Shaun McGruder Telephone: (561) 659-9022 Facsimile: (561) 659-9055 Attn: Shaun McGruder	$5,000,000		$5,000,000	Greenberg Traurig, P.A. 401 East Las Olas Blvd. Suite 2000 Fort Lauderdale, FL 33301 Telephone: (954)765-0500 Facsimile: (954) 765-1477 Attention: Bruce I. March, Esq.